UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2010

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2010, the Company entered into amended and restated employment agreements with Michael R. Stanfield (Chief Executive Officer) and Neal B. Dittersdorf (Chief Legal Officer and Executive Vice President, Business Affairs), for the purpose of making technical changes in connection with Section 409A of the Internal Revenue Code and the recent health care reform legislation.

The terms of the employment agreements for Messrs. Stanfield and Dittersdorf, which have been previously disclosed in the Company’s Proxy Statement for the 2010 Annual Meeting, remain unchanged, except as follows:  (a) as required under Section 409A of the Code for all "specified employees", the agreements provide that any severance/termination related payments will be subject to a delay of the later of 18 months from the date of the agreement or six months from the date of termination, (b) if such delay is required, the payment that would otherwise be made without such delay will be contributed by the Company to a “rabbi trust” established by the Company at its sole expense, and paid to the executive from the trust at the expiration of the delay, (c) the agreements reflect the previously disclosed annual base salaries for each of the executives, and (d) the agreements contain certain other technical changes to comply with Section 409A and the recent health care legislation, as well as certain other changes as described below.

In addition, the Company entered into an amended and restated employment agreement with John G. Scanlon (Chief Financial Officer and Executive Vice President), in order to conform Mr. Scanlon’s agreement to the agreements with Messrs. Stanfield and Dittersdorf, and employment agreements with Steven A. Schwartz (Executive Vice President, Consumer Services) and Christopher W. Shenefelt (Executive Vice President, Operations).  The agreements for Messrs. Scanlon, Schwartz and Shenefelt are identical in all material respects to the agreements for Messrs. Stanfield and Dittersdorf, except that any severance/termination related payments will be subject to a delay of only six months from the date of termination, as permitted under Section 409A.

The following summaries of the five employment agreements are qualified in their entirety by reference to the respective employment agreements which are attached hereto as Exhibits 10.1 through 10.5, and incorporated herein by reference.

The employment agreements provide for an initial base salary for each of the executives, subject to annual discretionary increases, as follows:  Stanfield — $420,000; Dittersdorf — $294,000; Scanlon — $294,000; Schwartz — $248,000 and Shenefelt — $248,000.  Any subsequent increase in base salary is deemed to be the new base salary for purposes of the agreement.  In addition, each executive is eligible to receive an annual bonus in accordance with any bonus plan adopted by the Board of Directors or the Compensation Committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage (or, under certain circumstances, an economically equivalent benefit) not to exceed 5% of his base salary.

Each agreement provides for at-will employment and may be terminated by the Company or the executive for any reason upon 60 days’ notice or, under certain circumstances immediately for cause.

If the executive’s employment is terminated (a) by the Company for cause or by the executive for other than good reason, or (b) due to the executive’s death or disability, the executive shall be entitled to receive: (1) any earned and unpaid base salary, (2) any bonus due at the time of termination under a then current bonus plan, and (3) medical benefit continuation at the executive’s expense as provided by law; in addition, if the executive’s employment is terminated due to his death or disability, the executive shall be entitled to receive any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and the Company shall pay the cost of medical benefit continuation for up to 18 months (or, under certain circumstances, an economically equivalent benefit).

If the executive’s employment is terminated by the Company without cause, or by the executive for good reason, the executive shall be entitled to receive:  (1) any earned and unpaid base salary; (2) any prior year’s bonus to the extent not previously paid, which will be paid when the prior year’s bonuses are paid to active employees, and any current year’s bonus to the extent due at the time of termination under the applicable bonus plan; (3) a one-time cash payment equal to the cash compensation (including base salary, bonus and other similar payments, but excluding payments pursuant to options or equity awards or which are calculated by reference to options or equity awards), received by the executive during the prior 18-month period, or 30-month period if termination occurs within 12 months after a change in control, in exchange for a general release, payable on the 60th day following the date of termination, provided that the release has become effective before such 60th day; and (4) medical benefit continuation for the executive and his dependents for up to 18 months, or 30 months if the termination occurs within 12 months after a change in control (or, under certain circumstances, an economically equivalent benefit), at the Company’s expense, provided that the executive provides a release to the Company.

For purposes of the agreements, good reason means, after notice and a 30-day cure period: (a) a reduction in the base salary and/or in the aggregate non-cash benefits provided under the agreement, and/or, following a change in control, a material decrease in the opportunity for cash compensation in excess of the executive’s base salary; (b) a material diminution in the executive’s authority, duties, position or responsibilities; (c) the relocation of the executive’s office to any location outside of a 30-mile radius from the current location; (d) the Company’s material breach of the employment agreement; or (e) the Company’s failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement; except that in the event of a change in control, the Company shall cease to have a 30-day cure period.

For purposes of the agreements, change in control generally means: (a) the acquisition of 30% or more of our common stock, unless the acquisition is by the Company, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of the Company; (b) a merger or consolidation, unless the Company’s stockholders continue to control more than 50% of its voting power after the transaction; or (c) the sale of all or substantially all of the Company’s assets.

Each employment agreement also provides that the executive shall not divulge confidential information, shall assign intellectual property rights to the Company and shall not compete with the Company or any of its subsidiaries or solicit their customers or employees for a period of 18 months after termination of the executive’s employment (subject, in the case of Mr. Dittersdorf, to an exception for performance of legal services to the extent that such restriction is not permitted under applicable law).

Item 9.01            Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and Michael R. Stanfield

10.2	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and Neal B. Dittersdorf

10.3	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and John G. Scanlon

10.4	Employment Agreement dated as of December 23, 2010 between the Company and Steven A. Schwartz

10.5	Employment Agreement dated as of December 23, 2010 between the Company and Christopher W. Shenefelt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2010

INTERSECTIONS INC.

By:	/s/ Neal Dittersdorf
	Name:	Neal Dittersdorf
	Title:	Chief Legal Officer and Executive Vice President, Business Affairs

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and Michael R. Stanfield

10.2	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and Neal B. Dittersdorf

10.3	Amended and Restated Employment Agreement dated as of December 23, 2010 between the Company and John G. Scanlon

10.4	Employment Agreement dated as of December 23, 2010 between the Company and Steven A. Schwartz

10.5	Employment Agreement dated as of December 23, 2010 between the Company and Christopher W. Shenefelt